Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Purchase Agreement”) is entered into on August 12, 2024, by and between RXO, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”).

WHEREAS, the Company entered into that certain Purchase Agreement, dated as of June 21, 2024 (the “UPS Purchase Agreement”), among the Company, United Parcel Services of America, Inc. (“UPS”), UPS Corporate Finance S.à r.l. (“UPS Lux”) and UPS SCS (UK) LTD (together with UPS and UPS Lux, the “Sellers”), pursuant to which, following the satisfaction or waiver of certain conditions, the Company will purchase the Sellers’ technology-driven, asset light based truckload freight brokerage services business, as well as certain assets used to conduct haulage, dedicated transport and warehousing services in the United Kingdom (the “Transaction”) for $1.025 billion in cash, subject to certain customary adjustments;

WHEREAS, in connection with entering into the UPS Purchase Agreement, the Investor provided certain commitments with respect to providing financing for the Transaction and has agreed to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in a private placement for a purchase price of $20.21 per share of Common Stock (the “Per Share Purchase Price”) and pre-funded warrants to purchase Common Stock (the “Warrants” and, the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”), in the form of Exhibit A attached hereto, at a purchase price of $20.20 per Warrant (the “Per Warrant Purchase Price”);

WHEREAS, the aggregate purchase price to be paid by the Investor for the aggregate number of shares of Common Stock to be purchased by the Investor (the “Purchased Shares”) and Warrants to be purchased (the “Purchased Warrants” and, together with the Purchased Shares, the “Purchased Securities”) by the Investor (as set forth on the signature page hereto) is referred to herein as the “Purchase Price”;

WHEREAS, substantially concurrently with the execution of this Purchase Agreement, the Company is entering into a separate purchase agreement (the “Other Purchase Agreement”) with an investor to purchase Common Stock and/or Warrants from the Company (the transactions contemplated by this Purchase Agreement and the Other Purchase Agreement, collectively, the “PIPE Investment”); and

WHEREAS, following the execution of the this Purchase Agreement, the Company shall hold a special meeting of stockholders for the purpose of obtaining Stockholder Approval (as defined herein).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and the Company acknowledges and agrees as follows:

1.       Purchase. The Investor hereby irrevocably agrees to purchase at the Closing from the Company, and the Company hereby agrees to issue and sell to the Investor at the Closing, the number of Purchased Securities set forth on the signature page of this Purchase Agreement at the Purchase Price, on the terms and subject to the conditions provided for herein.

2.       Closing.

(a)       The closing of the purchase and sale of the Purchased Securities contemplated hereby (the “Closing”) shall take place at 9:00 a.m., New York City time, on August 13, 2024, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (or through electronic exchange of documents and signatures), unless another time, date or place is agreed to in writing by the Company and the Investor. The date on which the Closing actually occurs is referred to in this Purchase Agreement as the “Closing Date.”

(b)       At the Closing, (i) the Investor shall pay to the Company the Purchase Price, in cash, by wire transfer of immediately available funds to an account of the Company, which account shall be designated in writing by the Company to the Investor no less than three (3) business days prior to the Closing, and (ii) the Company shall issue the Purchased Securities to the Investor and subsequently cause the Purchased Shares to be registered in book entry form in the name of the Investor on the Company stock register with the Company’s transfer agent and Purchased Warrants to be registered in the name of the Investor on the books and records of the Company.

(c)       At least three (3) business days prior to the Closing, the Investor shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 (or in the case the Investor is a non-U.S. person, a duly completed and executed Internal Revenue Service Form W-8).

(d)       For purposes of this Purchase Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3.       Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Purchased Securities pursuant to this Purchase Agreement is subject to the satisfaction (or waiver in writing to the extent permitted by applicable law by each party entitled to the benefit thereof) of the following conditions:

(a)       there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Purchased Securities pursuant to this Purchase Agreement;

(b)       the shares of Common Stock to be issued in the PIPE Investment, and the Warrant Shares issuable upon exercise of the Warrants not subject to obtaining Stockholder Approval, shall have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of the issuance thereof, and the Common Stock shall not have been suspended from trading on such exchange;

(c)       solely with respect to the Company’s obligation to close, the Investor shall have delivered to the Company the requested information set forth on Schedule A hereto; and

(d)       (i) solely with respect to the Investor’s obligation to close, the representations and warranties made by the Company, and (ii) solely with respect to the Company’s obligation to close, the representations and warranties made by the Investor, in each case, in this Purchase Agreement shall be true and correct in all material respects as of the Closing Date other than (A) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (B) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date.

4.       Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Purchase Agreement.

5.       Representations and Warranties. The Company represents and warrants to the Investor that:

(a)       The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Purchase Agreement.

(b)       As of the Closing Date, the Purchased Securities will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Purchase Agreement, the Purchased Securities will be validly issued, fully paid and non-assessable, free and clear of all liens or other encumbrances (other than those arising under this Purchase Agreement or applicable securities laws or those imposed by the Investor) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s organizational documents or contractual arrangements (as in effect at such time of issuance). The Warrant Shares have been reserved for issuance (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(c)       This Purchase Agreement and the sale and delivery of the Purchased Shares and the Purchased Warrants and the reservation for issuance of the Warrant Shares have been duly authorized by the Company and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith, other than as may be required by the applicable rules and regulations of NYSE from the stockholders of the Company to consent to the issuance of the Warrant Shares upon exercise of the Purchased Warrants. This Purchase Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Investor, this Purchase Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) principles of equity, whether considered at law or equity.

(d)       The issuance and sale by the Company of the Purchased Securities pursuant to this Purchase Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or affect the validity of the Purchased Securities or the legal authority of the Company to comply in all material respects with its obligations under this Purchase Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Purchase Agreement.

(e)       As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share. Except as set forth in the SEC Documents (as defined below) and pursuant to the Other Purchase Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any securities of the Company. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties.

(f)       The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance and sale of the Purchased Securities pursuant to this Purchase Agreement, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) those required by NYSE or (iv) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Purchase Agreement.

(g)       The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the Delaware General Corporation Law will not apply with respect to or as a result of the issuance of the Purchased Securities (including the Warrant Shares) to the Investor in accordance with this Agreement, without any further action on the part of the stockholders or the Company or its board of directors.

(h)       Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Purchased Securities by the Company to the Investor.

(i)       The Company has made available to the Investor (including via the SEC’s EDGAR system), a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Company with the SEC prior to the date of this Purchase Agreement (the “SEC Documents”). The Company has timely filed all SEC Documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the two years preceding the date of this Agreement (or such shorter period as the Company was required by law or regulation to file such material). The SEC Documents, at the time they were filed with the SEC, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents filed under the Exchange Act contained when filed or, if amended prior to the date of this Purchase Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

(j)       The consolidated financial statements included or incorporated by reference in the SEC Documents, together with the related notes, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. Except as disclosed in the SEC Documents (including in the financial statements included therein) and the obligations and fees incurred in connection with the transactions described herein, the Company has not incurred any liabilities, contingent or otherwise, other than those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(k)       There is no action, complaint, petition, investigation, appeal, suit, litigation or proceeding (“Action”) pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary, or any of their respective properties, before or by any government of any nation, federation, province, state or locality or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the issuance and sale of the Purchased Securities or (ii) would have or would reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Documents, neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

(l)       Since the date of the latest audited financial statements included within the SEC Documents, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not materially altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company equity incentive plans. Except for the issuance of the Purchased Securities contemplated by this Purchase Agreement and the Other Purchase Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or a subsidiary or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

(m)       The Company is not required, and immediately after receipt of payment for the Purchased Securities, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)       Neither the Company nor any person acting on its behalf has offered or sold the Purchased Securities by any form of general solicitation or general advertising in violation of the Securities Act.

(o)       The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE, as applicable, or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on NYSE, as applicable, or to deregister the Common Stock under the Exchange Act.

(p)       The Company is not under any obligation to pay any broker’s fee or broker’s commission in connection with the sale of the Purchased Securities.

(q)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)) or other relevant sanctions authority of the United States, United Kingdom or the European Union.

(r)       Notwithstanding anything to the contrary set forth herein, the Company acknowledges and agrees that, during the period beginning on the date of this Purchase Agreement and ending upon the termination of the Transfer Restriction Period (as defined below), the Company will not enter into any additional purchase agreements (the “Additional Purchase Agreements”) with other investors with terms and conditions that are more advantageous to the investor thereunder than the terms and conditions set forth in this Purchase Agreement in any material respects, unless such terms and conditions are also offered to the Investor. For the avoidance of doubt, any more advantageous term and condition relating to Per Share Purchase Price and ability to sell or transfer the Common Stock or Warrants shall be deemed to be material for the purpose of this Section 5(r). For the further avoidance of doubt, the Company acknowledges and agrees that the Other Purchase Agreement shall be deemed an Additional Purchase Agreement for the purposes of this Section 5(r) regardless of whether such Other Purchase Agreement is entered into prior to, contemporaneously with, or subsequent to this Agreement.

6.       Investor Representations and Warranties. The Investor represents and warrants to the Company that:

(a)       (i) The Investor has conducted its own investigation of the Company, the Common Stock, Warrants and the other outstanding securities of the Company, (ii) the Investor has had access to, and an adequate opportunity to review, financial and other information as the Investor deems necessary to make its decision to purchase the Purchased Securities, (iii) the Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with its decision to purchase the Purchased Securities and (iv) the Investor has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Securities.

(b)       The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto.

(c)       The Investor is not purchasing the Purchased Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, and the information set forth on Schedule A hereto with respect to the Investor shall be true in all respects. The Purchased Securities to be received by the Investor hereunder will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or other securities laws of the United States or any state thereof.

(d)       The Investor is aware that the offer and sale to the Investor of the Purchased Securities is being made in reliance on a private placement exemption from registration under the Securities Act and the Investor is acquiring the Purchased Securities for the Investor’s own account or for an account over which the Investor exercises sole discretion for another qualified institutional buyer or accredited investor.

(e)       The Investor is able to fend for itself in the transactions contemplated herein. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Purchased Securities, has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(f)       The Investor acknowledges and agrees that the offer and sale of the Purchased Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for sale in a transaction not requiring registration under the Securities Act, and unless so registered, the Purchased Securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges and agrees that any certificates or book entries representing the Purchased Securities shall contain a restrictive legend to such effect (provided that such legend may be subject to removal in accordance with Section 8(d)). The Investor acknowledges and agrees that the Purchased Securities will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Purchased Securities and may be required to bear the financial risk of an investment in the Purchased Securities for an indefinite period of time. The Investor acknowledges and agrees that the Purchased Securities may not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Purchased Securities.

(g)       If the Investor is purchasing the Purchased Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account.

(h)       The Investor acknowledges and agrees that the Investor has received or had access to such information as the Investor deems necessary in order to make an investment decision with respect to the Purchased Securities, including, with respect to the Company, its other securities and the business of the Company and its subsidiaries. The Investor acknowledges that the Investor has consulted with its own legal, accounting, financial, regulatory, and tax advisors, to the extent deemed appropriate. Without limiting the generality of the foregoing, the Investor acknowledges that it has had the opportunity to review the Company’s SEC Documents. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Purchased Securities, including those set forth in the Company’s SEC Documents. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Purchase Agreement, and that neither the Company nor the Company’s advisors or other representatives have provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Purchase Agreement.

(i)       The Investor became aware of this offering of the Purchased Securities solely by means of direct contact between the Investor and the Company or a representative of the Company, and the Purchased Securities were offered to the Investor solely by direct contact between the Investor and the Company or a representative of the Company. The Investor did not become aware of this offering of the Purchased Securities, nor were the Purchased Securities offered to the Investor, by any other means. The Investor acknowledges that the Purchased Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that the Investor has relied solely upon independent investigation made by the Investor and that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the SEC Documents and the representations and warranties of the Company expressly contained in Section 5, in making its investment or decision to invest in the Company and the Purchased Securities.

(j)       The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Purchased Securities or made any findings or determination as to the fairness of this investment.

(k)       The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Purchase Agreement.

(l)       The execution, delivery and performance by the Investor of this Purchase Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Purchase Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Purchase Agreement constitutes the valid and binding agreement of the Company, this Purchase Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m)       Neither the Investor nor any of its officers, directors, managers, managing members, general partners, subsidiaries, affiliates, or, to the Investor’s knowledge, the Investor’s agents or representatives acting on their behalf in connection with this Purchase Agreement is: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by OFAC, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly fifty percent (50%) or more owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic, the Crimea region of Ukraine, or any other country or territory that is the subject of comprehensive trade restrictions by the United States, the European Union, any individual European Union member state or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or, to the Investor’s knowledge, providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered or enforced by the United States, the European Union, any individual European Union member state or the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Purchased Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or in a manner that would violate any sanctions administered or enforced by the United States, the European Union, any individual European Union member state or the United Kingdom, or any applicable anti-bribery, anti-corruption or anti-money laundering laws.

(n)       If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither the Company nor any of its affiliates has provided investment advice or has otherwise acted as the Plans’ fiduciary, with respect to its decision to acquire and hold the Purchased Securities, and none of the parties to the transactions contemplated by this Purchase Agreement is or shall at any time be the Plans’ fiduciary with respect to any decision in connection with the Investor’s investment in the Purchased Shares; and (B) its purchase of the Purchased Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Laws.

(o)       When required to deliver payment to the Company pursuant to Section 2, the Investor will have sufficient funds to pay the Purchase Price and consummate the purchase and sale of the Purchased Securities pursuant to this Purchase Agreement.

(p)       The Investor acknowledges and agrees that, except for the SEC Documents and the representations and warranties of the Company expressly set forth in Section 5, neither the Company nor any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity makes or has made any express or implied representation or warranty to the Investor or any of its affiliates or representatives with respect to the Company or its affiliates or their respective securities or businesses, or any estimates, projections, forecasts and other forward-looking information or business and strategic plan information regarding the Company or its affiliates or with respect to any other information provided or made available to the Investor or its affiliates or representatives in connection with the PIPE Investment (including any information, documents, projections, forecasts, estimates, predictions or other material made available to the Investor or its representatives in “data rooms,” management presentations, marketing materials or due diligence sessions in expectation of the PIPE Investment). The Investor acknowledges that certain information provided to the Investor was based on estimates and projections, and such estimates and projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the estimates or projections. The Investor acknowledges that the Company does not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections. The Investor also acknowledges and agrees that neither the Company nor any other person makes or has made any express or implied representation or warranty to the Investor or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its affiliates or its or their respective businesses or (ii) any oral or written information presented to the Investor or any of its affiliates or representatives in the course of its or their due diligence investigation of the Company and affiliates, the negotiation of this Agreement or the PIPE Investment. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Company expressly contained in Section 5, in making its investment or decision to invest in the Company. The Investor acknowledges and agrees that, to the maximum extent permitted by law, none of (A) the investor pursuant to the Other Purchase Agreement (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) or (B) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of the Company shall be liable to the Investor pursuant to this Purchase Agreement, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Securities.

7.       No Hedging. The Investor hereby agrees that neither he, she or it, his, her or its controlled affiliates, nor any person or entity acting on his, her or its or his, her or its controlled affiliates’ behalf or pursuant to any understanding with him, her or it, shall execute any “short sales” (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200(a)) or any “put equivalent position” as such term is defined in Rule 16a-1(h) under the Exchange Act or engage in other hedging transactions of any kind with respect to the Purchased Securities during the period from the date that is thirty (30) calendar days immediately prior to the date hereof through the Closing (or such earlier termination of this Purchase Agreement). Nothing in this Section 7 shall prohibit any other investment portfolios of the Investor that have no knowledge of this Purchase Agreement or of the Investor’s participation in the transactions contemplated by this Purchase Agreement and have not been informed by the Investor of the transactions contemplated by this Purchase Agreement (including the Investor’s affiliates) from entering into any short sales or engaging in other hedging transactions and, if the Investor is a multi-managed investment vehicle, whereby separate portfolio managers manage separate portions of the Investor’s assets, and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, then, in each case, this Section 7 shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Purchased Securities to be issued pursuant to this Purchase Agreement.

8.       Registration Rights.

(a)       The Company agrees to use commercially reasonable efforts to, within ninety (90) days following the Closing Date, file with the SEC a registration statement for a shelf registration on Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration or, if the Company is not then eligible to use a Form S-3 registration statement, on such form of registration statement as is then available to effect a registration for resale of the Registrable Shares (as defined below), provided that the Company undertakes to register such shares on a Form S-3 registration statement as soon as such form becomes available to the Company, and the Company shall maintain the effectiveness of the registration statement then in effect until such time as a Registration Statement on Form S-3 covering such shares has become automatically effective or has been declared effective by the SEC) (the “Registration Statement”) or amend an existing Registration Statement or file with the SEC a prospectus supplement with respect to an existing Registration Statement (a “Prospectus Supplement”), in each case, covering the resale of the Purchased Shares and Warrant Shares issuable upon exercise of the Warrants to be purchased by the Investor pursuant to this Purchase Agreement (such shares of Common Stock and Warrant Shares and, unless issued in a transaction registered under the Securities Act, any other equity security issued or issuable with respect to such purchased Common Stock and Warrant Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, the “Registrable Shares”) and, if the applicable Registration Statement does not become effective automatically upon filing or is not already effective, the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing or amending thereof; provided, that the Company’s obligations to include the Registrable Shares in the Registration Statement or Prospectus Supplement, as applicable, are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor or its permitted assigns, the securities of the Company held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Company to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

(b)       At its expense the Company shall:

(i)       except during any blackout or similar period or for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (A) the Investor ceases to hold any Registrable Shares and (B) the date all Registrable Shares held by the Investor may be sold without restriction (including any limitation as to volume of sales and without the Investor complying with any method of sale requirements or notice requirements under Rule 144) under Rule 144 under the Securities Act. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)       during the Registration Period, promptly advise the Investor:

(1)        when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)         after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)        of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)        subject to the provisions in this Purchase Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not materially misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Company;

(iii)       during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)        during the Registration Period, upon the occurrence of any event contemplated in Section 8(b)(ii)(4), except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)       during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the national securities exchange on which the Common Stock is then listed; and

(vi)       during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement.

(c)       Notwithstanding anything to the contrary in this Purchase Agreement, the Company shall be entitled to delay the filing or effectiveness of, or terminate or suspend the use of, the Registration Statement (or any prospectus therein) if (i) it determines that in order for the Registration Statement not to contain a material misstatement or omission, (A) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, or (B) the negotiation or consummation of a transaction by the Company or its affiliates is contemplated or pending or an event has occurred, which negotiation, consummation or event that the Company reasonably believes would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable judgment of the Company to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (ii) in the good faith judgment of the Company, such filing or effectiveness or use of such Registration Statement would (1) be detrimental to the Company, any contemplated or pending mergers, acquisitions, consolidations or other similar transactions or issuances of Company securities or any transaction currently proposed by or under consideration by the Company or (2) would require the disclosure of material non-public information concerning the Company that at the time is not, in the good faith judgment of the Company, in the best interests of the Company to disclose and is not otherwise required to be disclosed, and in either case, the Company concludes as a result to defer such filing or terminate or suspend the use of such Registration Statement (or any prospectus included therein) (each such circumstance, a “Suspension Event”); provided that the Company may not delay or suspend the Registration Statement on more than four (4) occasions or for more than ninety (90) consecutive calendar days, or more than one hundred and eighty (180) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (I) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (II) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Investor will deliver to the Company or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)       Subject to Section 10, if the Purchased Shares or Warrant Shares are either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act, then at the Investor’s written request, each of the Company and the Investor will reasonably cooperate with the Company’s transfer agent, such that any remaining restrictive legend set forth on such Purchased Shares or Warrant Shares will be removed, subject to receipt from the Investor by the Company and its transfer agent of customary representations and other documentation reasonably requested by the Company and its transfer agent in connection therewith, including, if required by the Company’s transfer agent, an opinion of counsel, in a form reasonably acceptable to its transfer agent, regarding the removal of such restrictive legends. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.

(e)       Following such time as Rule 144 under the Securities Act is available, with a view to making available to the Investor the benefits of Rule 144, the Company agrees, for so long as the Investor holds the Purchased Securities purchased pursuant to this Purchase Agreement, to:

(i)       make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)       file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

(f)       Indemnification.

(i)       The Company agrees to indemnify, to the extent permitted by applicable law, the Investor (to the extent a seller under the Registration Statement or Prospectus Supplement, as applicable), its directors and officers and each person who controls the Investor (within the meaning of the Securities Act), to the extent permitted by applicable law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented outside attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of the Investor expressly for use therein.

(ii)       In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by applicable law, shall indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Investor expressly for use therein; provided, that the liability of the Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii)       Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)       The indemnification provided for under this Purchase Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of the Purchased Securities purchased pursuant to this Purchase Agreement.

(v)       If the indemnification provided under this Section 8(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(f)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(f)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

9.       Stockholder Approval. The Company shall hold a special meeting of stockholders (the “Special Meeting”) at the earliest practicable date after the date hereof, but in no event later than December 31, 2024, for the purpose of obtaining Stockholder Approval (as defined below), if required to effect the purpose thereof, and shall provide to each stockholder entitled to vote at such Special Meeting a proxy statement that shall solicit the affirmative vote of each of the Company’s stockholders entitled to vote at the Special Meeting for the Stockholder Approval, and shall include the recommendation of the board of directors of the Company that such proposal be approved. The Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval, and request that its officers and directors cast their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every three (3) months thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Warrants that require Stockholder Approval to exercise are no longer outstanding. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of NYSE from the stockholders of the Company to consent to the issuance of the applicable Warrant Shares, when considered together with the shares of Common Stock and Warrant Shares underlying the Warrants issued pursuant to this Purchase Agreement and the Other Purchase Agreement, in excess of 19.99% of the issued and outstanding Common Stock as of immediately prior to signing this Purchase Agreement.

10.       Lock-up.

(a)       Except as otherwise permitted in this Purchase Agreement, until 120 days following the Closing Date (the “Transfer Restriction Period”), the Investor will not directly or indirectly sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition (“Transfer”) of any Purchased Securities issued pursuant to this Agreement.

(b)       Notwithstanding Section 10(a), the Investor shall be permitted to Transfer any portion or all of their Purchased Securities at any time during the Transfer Restriction Period under the following circumstances:

(i)       Transfers to any (A) affiliate of the Investor, (B) any successor entity of the Investor, or (C) if the Investor is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity controlling, controlled by, managing or managed by or under common control with the Investor, its investment manager, or its affiliates (each, a “Permitted Transferee”); provided that such Permitted Transferee agrees in writing for the benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and the transferor and transferee agree for the benefit of the Company that the transferee shall Transfer the Purchased Securities so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor;

(ii)       Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or a Subsidiary;

(iii)       Transfers to the Company or its Subsidiaries; and

(iv)       Transfers that have been approved by the board of directors of the Company or a duly authorized committee thereof.

(c)       The Investor agrees that all certificates or other instruments representing the Purchased Securities subject to this Agreement will bear a legend substantially to the following effect, until such time as they are removed under Section 8(d):

The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be transferred, sold or otherwise disposed of except while a registration statement relating thereto is in effect under such act and applicable state securities laws or pursuant to an exemption from registration under such act or such laws.

The securities represented by this certificate are subject to transfer restrictions set forth in a Purchase Agreement, dated as of August 12, 2024, copies of which are on file with the Secretary of the Issuer.

11.       Termination. This Purchase Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a)  the mutual written agreement of each of the parties hereto to terminate this Purchase Agreement and (b) if the Closing has not occurred by August 30, 2024.

12.       Miscellaneous.

(a)       Neither this Purchase Agreement nor any rights that may accrue to the Investor hereunder (other than the Purchased Securities acquired hereunder, if any, subject to Section 10) may be transferred or assigned, other than an assignment to any affiliate of the Investor or any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Purchase Agreement or a separate Purchase Agreement in substantially the same form as this Purchase Agreement, including with respect to the Purchase Price and other terms and conditions; provided that, in the case of any such transfer or assignment, the initial party to this Purchase Agreement shall remain bound by its obligations under this Purchase Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the transactions contemplated hereby.

(b)       The Company may request from the Investor such additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Purchased Securities and in connection with the inclusion of the Purchased Securities in the Registration Statement or Prospectus Supplement, as applicable, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investor confidential, except as required by laws, rules or regulations, at the request of the staff of the SEC or another regulatory agency or by the regulations of any applicable stock exchange. The Investor acknowledges that the Company may file a copy of the form of this Purchase Agreement with the SEC as an exhibit to or within a current or periodic report or a registration statement of the Company.

(c)       The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Purchase Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d)       The Company and the Investor are each entitled to rely upon this Purchase Agreement and each is irrevocably authorized to produce this Purchase Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)       All of the representations and warranties contained in this Purchase Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Purchase Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)       This Purchase Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)       This Purchase Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(f), Section 12(c) and Section 12(d) with respect to the persons referenced therein, this Purchase Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)       Except as otherwise provided herein, this Purchase Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)       If any provision of this Purchase Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Purchase Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)       Without limiting any remedies of a party hereunder for a breach of this Purchase Agreement by the other party, each party shall pay its own costs and expenses incurred in connection with the negotiation and execution of this Purchase Agreement and consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

(k)       This Purchase Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l)       The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Purchase Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Purchase Agreement and to specific enforcement of this Purchase Agreement, in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise. In the event that any claim, action, suit or proceeding shall be brought in equity to enforce the provisions of this Purchase Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

(m)       Any claim, action, suit or proceeding based upon, arising out of or related to this Purchase Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, only to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereto irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such claim, action, suit or proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of such action, suit or proceeding shall be heard and determined only in any such court and (iv) agrees not to bring any claim, action, suit or proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any claim, action, suit or proceeding brought in accordance with this Section 12(m); provided that service of process with respect to any such claim, action, suit or proceeding may also be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 13.

(n)       This Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other State.

(o)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS PURCHASE AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS PURCHASE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12 (o).

13.       Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when sent by electronic mail with no mail undeliverable or rejection notice, addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to the Company, to:

RXO, Inc.
11215 North Community House Road
Charlotte, NC 28277
Attention:	Jeffrey Firestone
Chief Legal and Compliance Officer
Email:

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	David S. Huntington
Email:	dhuntington@paulweiss.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Purchase Agreement to be executed by its duly authorized representative as of the date first written above.

Name of Investor:	State/Country of Formation or Domicile:
By: _____________________________________
Name: ___________________________________
Title: ___________________________________
Name in which Purchased Securities are to be registered (if different):
Investor’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn: ____________________________________	Attn: ____________________________________
Telephone No.:	Telephone No.:
Facsimile No.: Email:	Facsimile No.: Email:
Number of Purchased Shares being purchased:	______________________________________
Number of Warrants subject to Stockholder Approval being purchased:	______________________________________
Number of Warrants not subject to Stockholder Approval being purchased:	______________________________________
Aggregate Purchase Price: $______________________	Per Share Purchase Price: $20.21 Per Warrant Purchase Price: $20.20

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company.

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Company has accepted this Purchase Agreement as of the date first written above.

RXO, INC.

By:
Name: Title:

[Signature Page to Purchase Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

OR

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, savings and loan association, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 calendar days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

[Schedule A to Purchase Agreement]

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity in which all of the equity owners are accredited investors;

☐	Any entity of a type not listed first, second, third, fourth, ninth or tenth bullets of this section, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;

☐	Any natural person who is a “knowledgeable employee” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, with assets under management in excess of $5,000,000, not formed to acquire the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, of a family office meeting the requirements set forth above and whose prospective investment in the issuer is directed by such family office pursuant to the requirements set forth above.

3a.	Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975(e)(1) of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), (iii) and (iv) being referred to as a “Plan Investor”).

☐	Yes

☐	No

3b.	If question 3a above was answered “Yes,” please indicate whether or not the Plan Investor is subject to Title I of ERISA or Section 4975 of the Code.

☐	Yes

☐	No

[Schedule A to Purchase Agreement]

3c.	If question 3b above was answered “Yes,” please indicate what percentage of the Plan Investor’s assets invested in the Company are the assets of “benefit plan investors” as defined in Section 3(42) of ERISA.

__________________________%

This page should be completed by the Investor
and constitutes a part of the Purchase Agreement.

[Schedule A to Purchase Agreement]

EXHIBIT A

FORM OF PRE-FUNDED WARRANT